Execution Version

SECURITIES PURCHASE AGREEMENT

by and among

RCS Capital Corporation,

RCAP Holdings, LLC

and

Luxor Capital Group, LP and certain other Investors identified herein

Dated as of April 29, 2014

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5.3	Investor Status	12

5.4	General Solicitation	12

5.5	Experience of Each Investor	12

5.6	Access to Information	12

5.7	No Governmental Review	12

5.8	No Conflicts	13

5.9	Prohibited Transactions; Confidentiality	13

5.10	Restricted Securities	13

5.11	Legends	13

5.12	No Legal, Tax or Investment Advice	13

5.13	Certain Information	13

Section 6.	Restrictions on Transfer; Other Agreements of the Parties	14

6.1	Preferred Shares Restrictive Legends	14

6.2	Notes Restrictive Legends	14

6.3	Notice of Transfer, Opinions of Counsel	15

6.4	Shares Issuable Upon Conversion	15

6.5	Ownership Limits	16

Section 7.	Definitions	16

Section 8.	Registration Rights	22

8.1	Registration Statement	22

8.2	Registration Procedures	23

8.3	Registration Expenses	26

Section 9.	Indemnification; Miscellaneous	27

9.1	Indemnification	27

9.2	Dispositions	29

9.3	Anti-Dilution Restructuring	30

9.4	Fees and Expenses	30

9.5	Entire Agreement	30

9.6	Notices	31

9.7	Amendments; Waivers	31

9.8	Construction	32

9.9	Successors and Assigns	32

9.10	No Third-Party Beneficiaries	32

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9.11	Governing Law; Venue; Waiver of Jury Trial	32

9.12	Survival	33

9.13	Execution	33

9.14	Severability	33

9.15	Replacement of Stock Certificates	33

9.16	Remedies	34

9.17	Payment Set Aside	34

9.18	Adjustments in Share Numbers and Prices	34

Exhibits

Exhibit A	Certificate of Designation
Exhibit B	Indenture
Exhibit C	Company Counsel Legal Opinion
Exhibit D	Company Certificate
Exhibit E	Company Secretary’s Certificate
Exhibit F	Investor Certificate
Exhibit G	Form of Big Boy Letter
Exhibit H	Broker Dealer Affiliations

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SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of April 29, 2014, is by and among RCS Capital Corporation, a Delaware corporation (the “Company”), each investor identified on the signature pages hereto (individually, an “Investor” and collectively, the “Investors”) and, solely for the purposes of Section 9, RCAP Holdings, LLC, a Delaware limited liability company (“Parent” and together with the Company, the “Signing Parties”)). Unless otherwise defined, capitalized terms used in this Agreement are defined in Section 7; references to an “Exhibit”, “Schedule” or “Section” are, unless otherwise specified, to an Exhibit, Schedule or Section, respectively, attached to this Agreement.

WHEREAS, the Company and the Investors are each executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D as promulgated by the SEC under the Securities Act;

WHEREAS, the Company has authorized the creation of Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), having the rights, restrictions, privileges and preferences set forth in the form of Certificate of Designation of $270,000,000 Series A Convertible Preferred Stock, attached as Exhibit A hereto (the “COD”) which Preferred Stock shall be convertible into shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”) in accordance with the terms of the COD;

WHEREAS, the Company desires to issue and sell to the Investors and the Investors desire to purchase from the Company, upon the terms and conditions stated in this Agreement, that aggregate number of shares of Preferred Stock, set forth on such Investor’s signature page to this Agreement (the “Preferred Shares”);

WHEREAS, the Company has authorized the sale and issuance of $120,000,000 of its 5% Convertible Notes due 2021 (the “Notes” and together with the Preferred Shares, collectively referred to herein as the “Convertible Securities”) pursuant to an indenture attached hereto as Exhibit B following the execution of this Agreement (as amended, supplemented or otherwise modified from time to time, the “Indenture”) which Notes shall be convertible into shares of Common Stock in accordance with the terms of the Indenture;

WHEREAS, the Company desires to issue and sell to the Investors and the Investors desire to purchase from the Company, upon the terms and conditions stated in this Agreement, the principal amount of the Notes set forth on such Investor’s signature page to this Agreement which collectively aggregate to the entire principal amount of the Notes; and

WHEREAS, the Company desires to issue and sell to the Investors and the Investors desire to purchase from the Company, upon the terms and conditions stated in this Agreement, that aggregate number of shares of Common Stock determined pursuant to Section 1.1(c) hereof (the “Purchased Common Shares”, and together with the Preferred Shares and the Notes, the “Securities”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Investors respectively agree, as follows:

Section 1.              Agreement to Sell and Purchase the Securities; Purchase Price.

1.1           Subject to Section 2.1, at the Initial Closing or the Purchased Common Shares Closing, as applicable, subject to the terms and conditions of this Agreement, each Investor, severally and not jointly, will purchase from the Company, and the Company will issue and sell to each Investor:

(a)          such number of Preferred Shares set forth on such Investor’s signature page to this Agreement;

(b)          such amount of the Notes set forth on such Investor’s signature page to this Agreement; and

(c) such number of Purchased Common Shares equal to the product of (i) the Aggregate Purchased Common Shares, multiplied by (ii) the percentage set forth on such Investor’s signature page to this Agreement.

1.2           The purchase price:

(a)          in respect of all of the Preferred Shares shall be an aggregate of $240,000,000 ($16.37333 per Preferred Share) (the “Preferred Purchase Price”);

(b)          in respect of the Notes shall be an aggregate of $80,000,000 (the “Notes Purchase Price”); and

(c)          in respect of all of the Purchased Common Shares shall be product of (i) the per share public offering price (before taking into account any underwriting discount) of a share of Common Stock in the first Well-Marketed Underwritten Public Offering following the date hereof, multiplied by (ii) the Aggregate Purchased Common Shares (the “Common Purchase Price”, and together with the Preferred Purchase Price and the Notes Purchase Price, the “Purchase Price”).

Section 2.              Closing of the Sale of the Securities.

2.1           The purchase and delivery of the Securities to be purchased by the Investors shall take place at the offices of Proskauer Rose LLP, 11 Times Square, New York, New York 10036, at a closing (the “Initial Closing”) on the Initial Closing Date; provided, however, if on or concurrently with the Initial Closing Date a Well-Marketed Underwritten Public Offering has not closed (i) the Securities purchased at the Initial Closing will not include the Purchased Common Shares and (ii) the delivery of the Purchased Common Shares will instead occur at a closing (the “Purchased Common Shares Closing”) on the Purchased Common Shares Closing Date.

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2.2           At the applicable Closing, the Company will deliver or cause to be delivered to each Investor (such deliveries to be appropriately adjusted to the extent that Purchased Common Shares are not delivered on the Initial Closing Date with the other Securities and are instead delivered on the Purchase Common Shares Closing Date):

(a)          a copy of the Company’s irrevocable instructions to the Transfer Agent, duly executed by the Transfer Agent, instructing the Transfer Agent to deliver, on an expedited basis, stock certificates free and clear of all restrictive and other legends (except as expressly provided in Section 6.1 hereof) and evidencing such number of each Investor’s Preferred Shares and Purchased Common Shares registered in the name of the applicable Investor;

(b)          a note or notes in the form attached as Exhibit A to the Indenture evidencing the principal amount of each Investor’s Note(s);

(c)          a legal opinion of Company Counsel, in the form attached hereto as Exhibit C, executed by such counsel and delivered to the Investors;

(d)          a certificate of an officer of the Company, dated the applicable Closing Date, certifying that the conditions specified in Sections 3.2(a) have been fulfilled (the “Company Certificate”) in the form attached hereto as Exhibit D; and

(e)          a certificate of the Secretary of the Company, dated as of the applicable Closing Date, (i) certifying the resolutions adopted by the Board of Directors approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (ii) certifying the current versions of the Charter and By-laws of the Company, in each case as amended, restated and/or supplemented and (iii) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company (the “Company Secretary’s Certificate”) in the form attached hereto as Exhibit E.

2.3           At each Closing (as applicable), each Investor shall deliver or cause to be delivered to the Company:

(a)          such Investor’s respective portion of the Purchase Price in respect of the Securities being purchased at such Closing set forth on (or otherwise calculated in accordance with) such Investor’s signature page to this Agreement in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to such Investor by the Company for such purpose at least one (1) Business Day prior to such Closing;

(b)          a certificate of an officer of such Investor, dated the applicable Closing Date, certifying that the conditions specified in Sections 3.3(a) have been fulfilled (the “Investor Certificate”) in the form attached hereto as Exhibit F; and

(c)          a “big boy” representation letter of such Investor, dated the applicable Closing Date, in the form attached hereto as Exhibit G.

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Section 3.              Conditions to Closing.

3.1           Conditions Precedent to Obligations of the Investors and the Company on the Closing Date. The Company’s obligation to issue the applicable Securities at the applicable Closing and the obligation of each of the Investors to purchase and pay for the applicable Securities to be sold to it at the applicable Closing are subject to the fulfillment prior to or at the applicable Closing of the following conditions, any or all of which may be waived in writing at the option of both the Company and each of the Investors:

(a)          Legal Investment. On the applicable Closing Date, the purchase of the applicable Securities by the Investors shall not be enjoined (temporarily or permanently) under, prohibited by or contrary to any injunction, order or decree applicable to the Investors.

3.2           Conditions Precedent to Obligations of the Investors on the Closing Date. The obligation of each Investor to purchase and pay for the Securities to be sold to it at the applicable Closing is subject to the fulfillment prior to or at the applicable Closing of the following conditions, any or all of which may be waived in writing at the option of the Investors:

(a)          Representations and Warranties. The Specified Representations (other than those that relate to a particular date or period earlier than the applicable Closing Date) disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect shall be true and correct in all material respects at the time of the applicable Closing, except that any representation or warranty that relates to a particular date or period earlier than the applicable Closing Date shall have been true in all material respects as of such date or period. For the avoidance of doubt, even though it is not a condition to the applicable Closing, the failure of any representations and warranties to be true and correct shall nevertheless be subject to indemnification in accordance with Section 9.1.

(c)          Deliverables. The Company or the other applicable parties shall have delivered to the Investors the deliverables contemplated in Section 2.2.

(d)          Merger. The Merger shall have been consummated or will be consummated in accordance with the Merger Agreement; provided that no amendment, modification or waiver of any term thereof or consent to any term thereto or of or with respect to any condition to the Company’s obligation to consummate the Merger thereunder (other than any such amendment, modification, waiver or consent that is not materially adverse to the interests of the Investor) shall be made or granted, as the case may be, without the prior written consent of each Investor (it being understood that (i) any price decrease of the Merger of less than 10% shall not, in and of itself, be deemed to be materially adverse to the interests of the Investors to the extent such reduction is applied to reduce the Purchase Price and the Debt Financing on a pro rata basis and (ii) any increase in purchase price shall not be materially adverse to the interests of the Investors to the extent such increase is funded by an increase in the Debt Financing).

(e)          Financing. The Company shall have received, or substantially simultaneously with the Initial Closing shall receive, the proceeds of the Debt Financing (of which up to $150,000,000 may be comprised of debt or equity securities as contemplated by Debt Financing Documents but which shall not include any equity senior to the Preferred Shares, or any parity equity that is not perpetual or any parity equity that is common equity-linked).

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(f)          Material Adverse Effect. Since the date of the Commitment Letter, there shall have been no event, change, effect or circumstance which, individually or in the aggregate has had, or would reasonably be expected to result in, a Company Material Adverse Effect.

(h)          COD. The Company shall have filed the COD with the Secretary of State of the State of Delaware and the COD shall have been declared effective.

(i)          HSR Act. The approval by the Federal Trade Commission in compliance with the HSR Act shall have been obtained and shall be in full force and effect.

3.3           Conditions Precedent to Obligations of the Company on the Closing Date. The Company’s obligation to issue the Securities at the applicable Closing is subject to the fulfillment prior to or at the applicable Closing of the following conditions, any or all of which may be waived in writing at the option of the Company:

(a)          Representations and Warranties. The Investors’ representations and warranties contained in Article V (other than those that relate to a particular date or period earlier than the applicable Closing Date) disregarding all qualifications and exceptions contained therein relating to materiality shall be true and correct in all material respects at the time of the applicable Closing, except that any representation or warranty that relates to a particular date or period earlier than the applicable Closing Date shall have been true in all material respects as of such date or period. For the avoidance of doubt, even though it is not a condition to the applicable Closing, the failure of any representations and warranties to be true and correct shall nevertheless be subject to indemnification in accordance with Section 9.1.

(b)          Deliverables. The Investors shall have delivered to the Company the deliverables contemplated in Section 2.3.

Section 4.              Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) to the Investors as follows:

4.1           Organization and Qualification. Each Company Party is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and legal authority to own and use its properties and assets and to carry on its business as currently conducted. Each Company Party is not in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents (the “Charter Documents”). Each Company Party is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

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4.2           Authorization; Enforcement. Each Company Party has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by each Company Party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of such Company Party and no further consent or action is required by such Company Party, its Board of Directors, members, managers or its stockholders (as applicable). Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by each Company Party and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of such Company Party enforceable against such Company Party in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.3           No Conflicts. The execution, delivery and performance of the Transaction Documents to which each Company Party is a party and the consummation by such Company Party of the transactions contemplated hereby and thereby do not, and will not, (i) conflict with or violate any provision of the Charter Documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of such Company Party under the terms or conditions of, any agreement, credit facility, debt or other instrument (evidencing such Company Party’s debt or otherwise) or other understanding to which such Company Party is a party or by which any property or asset of such Company Party is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Company Party is subject (including, assuming the accuracy of the representations and warranties of the Investors set forth in Section 5 hereof, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which such Company Party or its securities are subject, including all applicable Trading Markets), or by which any property or asset of such Company Party is bound or affected, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect.

4.4           Securities. The Convertible Securities, the Purchased Common Shares and the shares of Common Stock issuable upon conversion of the Convertible Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and will not be subject to preemptive or similar rights of stockholders (other than those imposed by the Investor). No vote of any class or series of capital stock of or any equity interests in the Company is necessary to approve the issuance of the Convertible Securities, the Purchased Common Shares or the shares of Common Stock issuable upon conversion of the Convertible Securities.

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4.5           Capitalization. The authorized, issued and outstanding capital stock of the Company as of February 14, 2014 is as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and filed with the SEC on February 28, 2014. As of the date hereof, (i) 26,514,709 shares of Class A Common Stock, $0.001 par value, are issued and outstanding and (ii) 1 share of Class B Common Stock, $0.001 par value (the “Class B Common Stock”), are issued and outstanding. As of the date hereof, and as of the applicable Closing Date, all outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all material respects with all applicable securities laws. Except as disclosed in the SEC Reports filed prior to the date hereof, the Company did not have outstanding at December 31, 2013 any other Options, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any of the Securities, or securities or rights convertible or exchangeable into the Securities. Except as disclosed in SEC Reports, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities will not obligate the Company to issue the Securities or other securities to any Person (other than the Investors) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as disclosed in the SEC Reports filed prior to the date hereof and any Schedules 13D or 13G filed with the SEC pursuant to Rule 13d-1 of the Exchange Act, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership in excess of 5% of the outstanding Common Stock.

4.6           SEC Reports; Financial Statements.

(a)          Except as set forth in SEC Reports filed prior to the date hereof or on Schedule 4.6 hereto, the Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve (12) months preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension and has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof. Such reports required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by the Company under the Exchange Act, whether or not any such reports were required, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”.

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(b)          As of their respective dates (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing), the SEC Reports filed by the Company complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing) by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

(c)          The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or, if amended or superseded by a filing prior to the applicable Closing Date, then on the date of such filing). Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

4.7           Material Changes; Undisclosed Events, Liabilities or Developments; Solvency. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports (other than forward-looking statements, risk factors and others statements cautionary in nature) filed prior to the date hereof or in Schedule 4.7 hereto, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would result in a Material Adverse Effect, (ii) neither the Company Parties nor any of their Subsidiaries have incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) neither the Company nor any Subsidiary has altered its method of accounting or changed its auditors, (iv) neither the Company nor and any Subsidiary has declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) neither the Company nor any Subsidiary has issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the applicable Closing, will not be Insolvent (as defined below). For purposes of this Section 4.7, “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

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4.8           No General Solicitation; Placement Agent's Fees. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (as defined in Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commission (other than for persons engaged by any Investors or their respective investment advisors) relating to or arising out of the issuance of the Securities pursuant to this Agreement. The Company shall pay, and hold the Investors harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Securities pursuant to this Agreement. The Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

4.9           Private Placement; Investment Company. Neither the Company nor any of its Affiliates nor, any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 5, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors as contemplated hereby. The sale and issuance of the Securities hereunder does not contravene the rules and regulations of any Trading Market on which the Common Stock is listed or quoted. The Company is not required to be registered as, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.10         Listing and Maintenance Requirements. The Company has not, in the twelve (12) months preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

4.11         Registration Rights. Except as disclosed in the SEC Reports, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not expired or been satisfied or waived. No Person has registration or “piggy-back” rights that would preempt or “cut-back” the registration rights granted to the Investors under this Agreement.

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4.12         Absence of Litigation. Except as disclosed in the SEC Reports (other than forward-looking statements, risk factors and others statements cautionary in nature) filed prior to the date hereof, to the Company’s knowledge, there is no action, suit, claim, Proceeding, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s knowledge, threatened against or affecting the Company that could, individually or in the aggregate, to have a Material Adverse Effect.

4.13         Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter Documents or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

4.14         Compliance. Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (i) the Company is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) the Company is not in violation of any order of any court, arbitrator or governmental body, or (iii) the Company is not and has not been in violation of any statute, rule or regulation of any governmental authority.

4.15         Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.16         Sarbanes-Oxley Act. The Company is in compliance in all respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

4.17         Reserve Regulations. The Company, and each Subsidiary, is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “Margin Stock” (as defined in Regulation U). No part of the proceeds of the purchase of Securities hereunder will be used (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or (ii) for any other purpose, in each case, violative of or inconsistent with any of the provisions of any regulation of the Board of Governors, including, without limitation, Regulations T, U and X thereto.

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4.18         Reliance by the Investors. The Company acknowledges that the Investors will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein.

4.19 Tax Matters. The Company and each Subsidiary (i) has made or filed all applicable U.S. federal, state, local and/or non-U.S. income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes, interest, penalties and other governmental assessments and charges, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes on any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The Company and each Subsidiary has no material uncertain tax positions pursuant to FASB Interpretation 48 (FIN 48), “Accounting for Uncertainty in Income Taxes.” The Company is not a “United States real property holding corporation” within the meaning of Section 897(c) of the Code.

Section 5.              Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents and warrants to the Company as follows:

5.1           Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Investor of the Securities hereunder has been duly authorized by all necessary corporate, partnership or other action on the part of such Investor. This Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

5.2           No Public Sale or Distribution. Such Investor is acquiring the Securities in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Investor does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

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5.3           Investor Status. At the time such Investor was offered the Securities, it was, and at the date hereof it is, a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Regulatory Authority, Inc. (“FINRA”) or an entity engaged in the business of being a broker dealer. Except as otherwise disclosed in writing to the Company on Exhibit H on or prior to the date of this Agreement, such Investor is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker dealer.

5.4           General Solicitation. Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media, broadcast over television or radio, disseminated over the Internet or presented at any seminar or any other general solicitation or general advertisement.

5.5           Experience of Each Investor. Such Investor, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor understands that it must bear the economic risk of this investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

5.6           Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials, and all other materials such Investor deemed necessary for the purpose of making an investment decision with respect to the Securities, including information regarding the Merger Transactions, and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the Company’s business, management and financial affairs and terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information (including material non-public information) about the Company and its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Investor has evaluated the risks of investing in the Securities, understands there are substantial risks of loss incidental to the investment and has determined that it is a suitable investment for such Investor.

5.7           No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

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5.8           No Conflicts. The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such that are not material to the transactions contemplated by this Agreement and do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby.

5.9           Prohibited Transactions; Confidentiality. Such Investor has not, directly or indirectly, and no Person acting on behalf of or pursuant to any understanding with such Investor has, engaged in any purchases or sales in the securities, including derivatives, of the Company (including, without limitation, any Short Sales (a “Transaction”) involving any of the Company’s securities) since the time that such Investor was first contacted by the Company, the Agent or any other Person regarding an investment in the Company. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with such Investor will engage, directly or indirectly, in any Transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

5.10         Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances

5.11         Legends. It is understood that, except as provided in Section 6.1, certificates evidencing the Preferred Shares may bear any legend as required by the Blue Sky laws of any state and a restrictive legend in substantially the form set forth in Section 6.1.

5.12         No Legal, Tax or Investment Advice. Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to such Investor in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

5.13         Certain Information. Such Investor acknowledges that the Company may have material, non-public information not known to such Investor regarding the Securities and the Company, including, without limitation information received by the Company on a privileged basis from the attorneys and financial advisers representing the Company and its Board of Directors. Such Investor understands, based on its experience, the disadvantage to which such Investor is subject due to the disparity of information between the Company and such Investor and, notwithstanding this, such Investor has deemed it appropriate to enter into this Agreement and engage in the transactions contemplated hereby.

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Section 6.               Restrictions on Transfer; Other Agreements of the Parties.

6.1           Preferred Shares Restrictive Legends. Any certificate or other document issued in respect of any Preferred Shares or Purchased Common Shares shall be endorsed with the legend set forth below, as appropriate:

(i)          “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, ‘TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED (1) ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT (2) ABSENT AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY AND ITS COUNSEL, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OR THAT SUCH TRANSACTION COMPLIES WITH THE RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OR, (3) EXCEPT IN A TRANSACTION IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT.” and

(ii)         any legend required by any applicable state securities law.

The Company shall maintain a copy of this Agreement and any amendments thereto on file in its principal offices, and will make such copy available during normal business hours for inspection to any party thereto or will provide such copy to each Investor or any transferee upon its or their request.

Whenever the legend requirements imposed by this Section 6.1 shall terminate, as provided in Section 6.3, the respective holders of Preferred Shares or Purchased Common Shares for which such legend requirements have terminated shall be entitled to receive from the Company, at the Company’s expense, certificates representing the Preferred Shares without such legend.

6.2           Notes Restrictive Legends. The Notes, when issued, will bear a legend as set forth in the Indenture.

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6.3           Notice of Transfer, Opinions of Counsel. Each holder of the Preferred Shares bearing the restrictive legend set forth in Section 6.1 above (a “Restricted Security”), agrees with respect to any transfer of such Restricted Security to give to the Company (a) written notice describing the transferee and the circumstances, if any, necessary to establish the availability of an exemption from the registration requirements of the Securities Act or any state law and (b) upon reasonable request by the Company to such transferring holder, an opinion of counsel (at the expense of such holder), which is knowledgeable in securities law matters (including in-house counsel), in form and substance reasonably satisfactory to the Company to the effect that the proposed transfer of such Restricted Security may be effected without registration of such Restricted Security under the Securities Act or any state law. If for any reason the Company (after having been furnished with the opinion required to be furnished pursuant to this Section 6.3), shall fail to notify such holder within ten (10) business days after such holder shall have delivered such notice of opinion to the Company that, in its or its counsel’s opinion, the transfer may not be legally effective (the “Illegal Transfer Notice”), such holders shall thereupon be entitled to transfer the Restricted Security as proposed. If the holder of the Restricted Security delivers to the Company an opinion of counsel (including in-house counsel or outside counsel to an Investor or its investment adviser) which is in form and substance reasonably satisfactory to the Company that subsequent transfers of such Restricted Security will not require registration under the Securities Act or any state law, and the Company does not provide the holders with an Illegal Transfer Notice as set forth above, the Company will within a reasonable period after such contemplated transfer, at the expense of such holder, deliver new certificates for such Restricted Security which do not bear the Securities Act legend set forth in Section 6.1(i) above. The restrictions imposed by this Section 6 upon the transferability of any particular Restricted Security shall cease and terminate when such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 promulgated under the Securities Act. The holder of any Restricted Security as to which such restrictions shall have terminated shall be entitled to receive from the Company at the expense of such holder, a new security of the same type but not bearing the restrictive Securities Act legend set forth in Section 6.1 and not containing any other reference to the restrictions imposed by this Section 6. Notwithstanding any of the foregoing, no opinion of counsel will be required to be rendered pursuant to this Section 6.3 with respect to the transfer of any securities on which the restrictive legend has been removed in accordance with this Section 6.3. As used in this Section 6.3, the term “transfer” encompasses any sale, transfer or other disposition of any securities referred to herein.

6.4           Shares Issuable Upon Conversion. At any time that the Convertible Securities are outstanding, the Company shall cause to be maintained all authorizations required for the issuance of a number of shares of Common Stock which the Company may be liable to issue upon the conversion of the Convertible Securities from time to time remaining outstanding, in accordance with the terms and conditions of the Securities. All shares of Common Stock delivered upon conversion of the Convertible Securities shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and non-assessable and free of any lien and shall not be subject to any pre-emptive rights or similar rights and shall rank pari passu in all respects with other existing Common Stock.

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6.5           Ownership Limits.

(a)          Each of the Investors, on the one hand, and the Company, on the other hand, acknowledge and agree that, in no event will the Investors be allowed to accept an aggregate number of shares of Common Stock pursuant to this Agreement and upon conversion of the Convertible Securities issued pursuant to this Agreement that collectively exceeds 9.9% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding the date hereof (as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and the like). Each of the Investors, on one hand, and the Company, on the other hand, agree that this provision is for the benefit of the Investors and can be waived by the Investors on 65 days’ notice to the Company.

(b)          Each Investor acknowledges and agrees that, prior to approval by the shareholders of the Company in accordance with Section 303 of the NYSE Listed Company Manual, in no event will the Company be obligated to issue to the Investors an aggregate number of shares of Common Stock pursuant to this Agreement and upon conversion of the Securities issued pursuant to this Agreement that collectively exceeds 19.9% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding the date hereof (as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and the like). Each Investor further acknowledges and agrees that in no event will the Company be obligated to issue to the Investors an aggregate number of shares of Common Stock pursuant to this Agreement and upon conversion of the Securities issued pursuant to this Agreement that exceeds 24.9% of the number of shares of Common Stock outstanding without receipt of approval to do so from FINRA.

Section 7.          Definitions. As used herein the following terms have the following respective meanings:

“Affiliate,” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Aggregate Purchased Common Shares” means the whole number of Common Shares, rounded down to the nearest whole number, equal to the product of (i) $50,000,000, divided by (ii) the Common Share Purchase Price; provided, however, if the gross proceeds to the Company from the first Well-Marketed Underwritten Public Offering (before taking into account any underwriting discount) following the date hereof are less than $150,000,000, than such $50,000,000 amount in clause (i) shall be reduced to equal the quotient of (A) the gross proceeds to the Company from such Well-Marketed Underwritten Public Offering, divided by (B) three (3).

“Agreement” has the meaning set forth in the preamble, as amended, modified or supplemented from time to time, together with any exhibits, schedules, appendices or other attachments thereto.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday or other day in which banks are not required or authorized to be closed in New York City, New York.

“By-laws” means the by-laws of the Company, as amended to date and presently in effect.

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“Charter” means the charter of the Company, as amended to date and presently in effect.

“Charter Documents” has the meaning set forth in Section 4.1.

“Class B Common Stock” has the meaning set forth in Section 4.5.

“Closing” means the Initial Closing or the Purchase Common Shares Closing, as applicable.

“Closing Date” means the Initial Closing Date or the Purchased Common Shares Closing Date, as applicable.

“COD” has the meaning set forth in the recitals.

“Code” means the Internal Revenue Code of 1986, as amended (or any successor statute).

“Commitment Letter” has the meaning set forth in the recitals.

“Common Stock” has the meaning set forth in the recitals.

“Common Purchase Price” has the meaning set forth in Section 1.2(c).

“Company” has the meaning set forth in the preamble.

“Company Certificate” has the meaning set forth in Section 2.2(d).

“Company Counsel” means Proskauer Rose LLP.

“Company Material Adverse Effect” has the meaning set forth in the Merger Agreement.

“Company Parties” means the Signing Parties, the Management Co and the Subsidiaries of the Company.

“Convertible Securities” has the meaning set forth in the recitals.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Debt Financing” has the meaning set forth in the Merger Agreement.

“Debt Financing Documents” has the meaning set forth in the Merger Agreement.

“Disclosure Materials” has the meaning set forth in Section 4.6(a).

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“Effective Date” means the date that the Registration Statement is first declared effective by the SEC.

“Effectiveness Date” means, with respect to the Registration Statement required to be filed hereunder, the 120th calendar day following the Initial Closing Date; provided, however, that in the event the Company is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above.

“Effectiveness Period” has the meaning set forth in Section 8.1(b).

“Eligible Market” means any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exhibit” has the meaning set forth in the preamble.

“Filing Date” means the date that is forty-five (45) days after the Initial Closing Date or, if such date is not a Business Day, the next date that is a Business Day.

“Fee Letter” has the meaning set forth in Section 2.2(e).

“FINRA” has the meaning set forth in Section 5.3.

“GAAP” has the meaning set forth in Section 4.6(b).

“Governmental Authority” means any governmental or quasi-governmental authority including, without limitation, any federal, state, territorial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, department or other instrumentality or political unit or subdivision, whether domestic or foreign.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Illegal Transfer Notice” has the meaning set forth in Section 6.2.

“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

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“Indemnified Party” has the meaning set forth in Section 9.1(c).

“Indemnifying Party” has the meaning set forth in Section 9.1(c).

“Indenture” has the meaning set forth in the recitals.

“Initial Closing Date” means the date and time of the Initial Closing of the purchase and sale of all or a part of the Securities, which shall occur on the day that all conditions precedent set forth in Section 2 are satisfied or waived by the applicable parties.

“Investor” has the meaning set forth in the preamble.

“Investor Certificate” has the meaning set forth in Section 2.3(b).

“Lien” means any mortgage, lien (statutory or otherwise), charge, pledge, hypothecation, conditional sales agreement, adverse claim, title retention agreement or other security interest, encumbrance or other title defect in or on any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale, trust receipt or other title retention agreement with respect to any Property or asset of such Person.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, reasonable attorneys’ fees.

“Luxor” means Luxor Capital Group, LP.

“Management Co” means RCS Capital Management, LLC.

“Material Adverse Effect” means (i) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries taken as a whole on a consolidated basis or (ii) material and adverse impairment of the Company's ability to perform its obligations under any of the Transaction Documents, provided, that, none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) a change in the market price or trading volume of the Common Stock or (ii) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes) so long as such changes do not have a disproportionate effect on the Company and its Subsidiaries taken as a whole.

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“Merger” has the meaning set forth in the Merger Agreement.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of January 16, 2014 by and among Red Dog Capital Corporation, Clifford Acquisition Co., Clifford Financial Holdings, Inc. and the stockholder representative named therein.

“Merger Transactions” means the transactions contemplated by the Merger Agreement.

“Notes” has the meaning set forth in the recitals.

“Notes Purchase Price” has the meaning set forth in Section 1.2(b).

“Options” means any outstanding rights, warrants or options to subscribe for or purchase Common Stock or Securities.

“Parent” has the meaning set forth in the preamble.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.

“Preferred Purchase Price” has the meaning set forth in Section 1.2(a).

“Preferred Shares” has the meaning set forth in the recitals.

“Preferred Stock” has the meaning set forth in the recitals.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchased Common Shares” has the meaning set forth in the recitals.

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“Purchased Common Shares Closing Date” means if the Purchased Common Shares are not acquired on the Initial Closing Date, the day of the closing of the first Well-Marketed Underwritten Public Offering following the date hereof subject to satisfaction or waiver of all applicable conditions set forth in Section 2.

“Registrable Securities” means the Preferred Stock, the Notes and any Common Stock issued or issuable pursuant to the Transaction Documents (which shall include Common Stock issuable upon the conversion of the Preferred Stock or the Notes), together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Statement” means each registration statement required to be filed under Section 8 with respect to the Registrable Securities, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement

“Regulation D” has the meaning set forth in the recitals.

“Restricted Security” has the meaning set forth in Section 6.3.

“Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 144A” means Rule 144A as promulgated by the SEC under the Securities Act, and any successor rule or regulation thereto.

“Schedule” has the meaning set forth in the preamble.

“Securities” has the meaning set forth in the recitals.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 4.6(a).

“Section” has the meaning set forth in the preamble.

“Securities Act” means the Securities Act of 1933, and the rules and regulations of the SEC promulgated thereunder, as from time to time amended.

“Selling Expenses” means all underwriting discounts, selling fees or commissions and stock transfer taxes applicable to any sale of Registrable Securities.

“Short Sales” has the meaning set forth in Section 5.9.

“Signing Parties” has the meaning set forth in the preamble.

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“Specified Representations” means the representations and warranties of the Company set forth in Sections 4.1, 4.2, 4.3, 4.5, 4.6(a), the final sentence of 4.9, 4.14(ii) and (iii) and 4.16.

“Subsidiary” means any entity in which the Company, directly or indirectly, owns a majority of the outstanding equity and/or control.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed or quoted on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not listed or quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that, in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction” has the meaning set forth in Section 5.9.

“Transaction Documents” means, collectively, this Agreement, the schedules and exhibits attached hereto, and any and all agreements, certificates, instruments and other documents of any Company Party required thereby or executed in connection hereto (including, without limitation, the Commitment Letter, Fee Letter, that certain Voting Agreement dated as of the date hereof by and between Luxor and certain Company Parties, that certain Side Letter dated as of the date hereof by and among Luxor and certain Company Parties, and that certain Restructuring Side Letter dated as of the date hereof by and among Luxor and certain Company Parties.

“Transfer Agent” means Computershare Trust Company, N.A., or any successor transfer agent for the Company.

“Well-Marketed Underwritten Public Offering” means a broadly marketed, SEC registered, public offering, pursuant to a firm commitment underwriting led by one or more nationally recognized investment banks.

Section 8.               Registration Rights.

8.1           Registration Statement.

(a)          On or prior to the Filing Date, the Company shall prepare and file with the SEC a Registration Statement or, if a Registration Statement is then effective, a supplement to the Prospectus, in either case covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 (or any successor provision); provided, that the Company may, in its sole discretion, extend the Filing Date for up to ten (10) days.

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(b)          The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible, but in any event on or prior to the Effectiveness Date, and shall use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of the date that all Registrable Securities covered by such Registration Statement have been sold or can be sold publicly without any volume limitations under Rule 144 (the “Effectiveness Period”).

(c)          Notwithstanding anything in this Agreement to the contrary the Company may, by written notice to each Investor, suspend sales under a Registration Statement after the Effective Date thereof and/or require that each Investor immediately cease the sale of Registrable Securities pursuant thereto and/or defer the filing of any subsequent Registration Statement if the Company is engaged in a material merger, acquisition or sale and the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to maintain a Registration Statement at such time or (B) it is in the best interests of the Company to suspend sales under such Registration Statement at such time. Upon receipt of such notice, each Investor shall immediately discontinue any sales of Registrable Securities pursuant to such registration until such Investor is advised in writing by the Company that the current Prospectus or amended Prospectus, as applicable, may be used. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Board of Directors) the failure to require such suspension would be materially detrimental to the Company. The Company’s rights under this Section 8.1(c) may be exercised for a period of no more than 20 Trading Days at a time and not more than three (3) times in any twelve-month (12) period. Immediately after the end of any suspension period under this Section 8.1(c), the Company shall take all necessary actions (including filing any required supplemental Prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of each Investor to publicly resell its Registrable Securities pursuant to such effective Registration Statement.

8.2           Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a)          Not less than three (3) Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish to each Investor copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of each Investor. The Company shall reflect in each such document when so filed with the SEC all reasonable comments regarding the description of the transactions contemplated by this Agreement, the COD, the Indenture, the Investors, the plan of distribution or any other Transaction Document as each Investor may reasonably and promptly propose no later than two (2) Trading Days after each Investor has been so furnished with copies of such documents as aforesaid.

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(b)          (i) Subject to Section 8.1(c), prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any successor provision); and (iii) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Investors thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c)          Notify each Investor as promptly as reasonably possible, and (if requested by any Investors confirm such notice in writing no later than two (2) Trading Days thereafter, of any of the following events: (i) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (ii) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (iii) the financial statements included in any Registration Statement become ineligible for inclusion therein or any Registration Statement or Prospectus or other document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)          Use its reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

(e)          Promptly deliver to each Investor, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Investors in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

(f)          (i) In the manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application (or applications) covering all of the Registrable Securities; (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on each Trading Market as soon as possible thereafter; (iii) provide to each Investor evidence of such listing; and (iv) except as a result of events provided for in Section 8.1(c), during the Effectiveness Period, maintain the listing of such Registrable Securities on each such Trading Market or another Eligible Market.

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(g)          Prior to any public offering of Registrable Securities, use reasonable best efforts to register or qualify or cooperate with the selling Investors in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Investor requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)          Cooperate with the Investors to facilitate the timely preparation and delivery of certificates or book-entry records, as required by such Investors, representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates or records, as applicable, shall be free, to the extent permitted by the Transaction Documents and under law, of all restrictive legends, and to enable such certificates to be in such denominations and registered in such names as any of the Investors may reasonably request.

(i)          Upon the occurrence of any event described in Section 8.2(c)(iii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)          Cooperate with any reasonable due diligence investigation undertaken by the Investors in connection with the sale of Registrable Securities, including, without limitation, by making available documents and information; provided, that, the Company will not deliver or make available to any Investor material, nonpublic information unless such Investor requests in advance in writing to receive material, nonpublic information and agrees in writing to keep such information confidential.

(k)          Comply with all rules and regulations of the SEC applicable to the registration of the Common Stock.

(l)          It shall be a condition precedent to the obligations of the Company to complete the registration or Prospectus supplement filing pursuant to this Agreement with respect to the Registrable Securities of any Investor that such Investor furnishes to the Company the information reasonably requested by the Company and such other information regarding itself, the Registrable Securities and other Common Stock held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities or file a Prospectus supplement with respect to the Registrable Securities and shall complete and execute such documents in connection with the foregoing as the Company may reasonably request.

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(m)          The Company shall comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 (or any successor provision) under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 (or any successor provision) under the Securities Act, reasonably promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 (or any successor provision) and, as a result thereof, the Investors are required to make available a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

8.3           Registration Expenses. The Company shall pay all fees and expenses (other than Selling Expenses) incurred in connection with the performance of or compliance with Section 8 of this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses including, without limitation, those related to filings with the SEC, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the Trading Market. All Selling Expenses incurred in connection with the sale of Registrable Securities shall be borne by the Investors or other holders selling such Registrable Securities in proportion to such Investors’ or other holders’ Registrable Securities sold. Each Investor and other holder of Registrable Securities shall pay the expenses of their own counsel and other advisers.

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Section 9.               Indemnification; Miscellaneous.

9.1           Indemnification.

(a)          Indemnification by the Signing Parties. The Signing Parties shall, notwithstanding any termination of this Agreement, indemnify and hold harmless, jointly and severally, each Investor, each Investor’s members, stockholders, officers, directors, agents and employees and each Person who controls such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or based on (i) any misrepresentation or breach of any representation or warranty made by a Company Party in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby (regardless of whether such misrepresentation, violation or breach constitutes a failure of a condition to an applicable Closing for the benefit of any Investor (and regardless of whether any such condition is waived by such Investor), (ii) any breach of any agreement or obligation by a Company Party of any Transaction Document (regardless of whether such breach constitutes a failure of a condition to an applicable Closing for the benefit of any Investor (and regardless of whether any such condition is waived by the Investor), (iii) any Proceeding with respect to the Merger, the Company or the Transactions or (iv) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding any Investor furnished in writing to the Company by such Investor or its agent for use therein, or to the extent that such information relates to such Investor or such Investor's proposed method of distribution of Registrable Securities and was reviewed and expressly approved by such Investor or its agent in writing expressly for use in the Registration Statement, such Prospectus or such form of prospectus or in any amendment or supplement thereto, or (B) with respect to any Prospectus, if the untrue statement or omission of material fact contained in such Prospectus was corrected on a timely basis in the Prospectus, as then amended or supplemented, if such corrected Prospectus was timely made available by the Company to any Investor, and such Investor or its agent seeking indemnity hereunder was advised in writing not to use the incorrect Prospectus prior to the use giving rise to Losses.

(b)          Indemnification by the Investor. Each Investor shall, severally and not jointly, notwithstanding any termination of this Agreement, indemnify and hold harmless the Company, its directors, officers, agents and employees and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses (i) arising out of or based on any misrepresentation or breach of any representation or warranty made by such Investor in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby (regardless of whether such misrepresentation, violation or breach constitutes a failure of a condition to an applicable Closing for the benefit of the Company (and regardless of whether any such condition is waived by the Company), (ii) any breach of any agreement or obligation by such Investor of any Transaction Document (regardless of whether such breach constitutes a failure of a condition to an applicable Closing for the benefit of the Company (and regardless of whether any such condition is waived by the Company), or (iii) arising out of (A) any violation or purported violation of securities laws by such Investor in connection with any resale of Common Stock and (B) any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statements or omissions are based solely upon information regarding such Investor furnished to the Company by such Investor or its agent in writing expressly for use therein, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Investor or its agent expressly for use in the Registration Statement, such Prospectus or such form of prospectus or in any amendment or supplement thereto. In no event shall the liability of any Investor hereunder be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

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(c)          Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that, the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party). It shall be understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Indemnified Party.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 9.1(c)) shall be paid to the Indemnified Party, as incurred, within 20 Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that, the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

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(d)          Contribution. If a claim for indemnification under Section 9.1(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 9.1(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 9.1 was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.1(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9.1(d), no Investor shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Investor from the sale of the Registrable Securities subject to the Proceeding exceed the amount of any damages that such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution agreements contained in this Section 9.1 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

9.2           Dispositions. Each Investor agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and, to the extent any such sales are made under the Registration Statement, shall sell its Registrable Securities in accordance with the Plan of Distribution set forth in the Prospectus. Each Investor further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 8.1(c), such Investor will discontinue disposition of such Registrable Securities under the Registration Statement until such Investor is advised in writing by the Company that the use of the Prospectus, or amended Prospectus, as applicable, may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. Each Investor agrees that the removal of the restrictive legend from certificates or book-entry records representing the Securities as set forth in this Section 9.2 is predicated upon the Company’s reliance that such Investor will comply with the provisions of this subsection. Both the Company and the Transfer Agent, and their respective directors, officers, employees and agents, may rely on this subsection.

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9.3           Anti-Dilution Restructuring. Subject to the approval of The Board of Directors (including the independent directors, as applicable) or pursuant to a vote of the Company’s stockholders, following the Closing Date, the Company shall use reasonable best efforts to amend the rights of the Class B Common Stock (or any substitute class of common stock thereto) with respect to the anti-dilution provisions appurtenant thereto, so that beginning twenty four (24) months after the Initial Closing Date, the Company shall have the right to redeem Parent’s (or its members’) beneficial ownership of any outstanding Class B Common Stock (or a substitute class of common stock thereto) as follows:

(i)          if at the time such election by the Company to so redeem the closing price of the Company’s Class A Common Stock is equal to or less than $30 per share (as appropriately adjusted for any stock splits, stock dividends or other similar transactions) then in exchange for $50 million payable in cash; or

(ii)         if at the time such election by the Company to so redeem, the closing price of the Company’s Class A Common Stock is greater than $30 per share (as appropriately adjusted for any stock splits, stock dividends or other similar transactions) then in exchange for $50 million plus a prorated incremental amount (determined as follows: for every $1 over $30 per share, the $50 million payment is increased by $1.67 million), each payable in cash.

Notwithstanding anything to the contrary set forth herein, nothing in this Section 9.3 shall constitute a condition to any Closing; provided, however, the breach of this Section 9.3 shall nevertheless be subject to indemnification as set forth in Section 9.1.

9.4           Fees and Expenses. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities. The Company shall pay to (or on behalf of) the Investors their fees and expenses in accordance with Section 7 of the Commitment Letter (the “Reimbursable Expenses”).

9.5           Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Initial Closing, and without further consideration, the Company will execute and deliver to each Investor such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

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9.6           Notices. All notices, consents, approvals, waivers or other communications (each, a “Notice”) required or permitted hereunder, except as herein otherwise specifically provided, shall be in writing and shall be: (i) delivered personally or by commercial messenger; (ii) sent via a recognized overnight courier service, or (iii) sent by facsimile or e-mail transmission, provided confirmation of receipt is received by sender and such Notice is sent or delivered contemporaneously by an additional method provided in this Section 11.6; in each case so long as such Notice is addressed to the intended recipient thereof as set forth below:

If to the Company:

RCS Capital Corporation

405 Park Avenue

15th Floor

New York, New York 10022

Attention: Legal Counsel

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP
Eleven Times Square
New York, NY 10036
Attention: Steven L. Lichtenfeld, Esq.

If to the Investor:

At its address on the signature page hereto.

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park

Bank of America Tower
New York, New York 10036
Attention: Jeffrey L. Kochian and Ryan Katz
Facsimile: 212-872-1002
Email: jkochian@akingump.com; rkatz@akingump.com

Any party may change its address specified above by giving each party Notice of such change in accordance with this Section 11.6. Any Notice shall be deemed given upon actual receipt (or refusal of receipt.

9.7           Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Investors (and Parent solely with respect to this Section 11) or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

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9.8           Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9.9           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Investor. Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (x) the name and address of such transferee or assignee and (y) the Registrable Securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to an “Investor” and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

9.10         No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third party beneficiary of Section 9.1 and (in each case) may enforce the provisions of such Section applicable to them directly against the parties with obligations thereunder.

9.11         Governing Law; Venue; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED THAT, (A) THE INTERPRETATION OF THE DEFINITION OF “COMPANY MATERIAL ADVERSE EFFECT” (AND WHETHER OR NOT A COMPANY MATERIAL ADVERSE EFFECT HAS OCCURRED), (B) THE DETERMINATION OF THE ACCURACY OF ANY REPRESENTATION IN THE MERGER AGREEMENT AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF THE COMPANY HAS THE RIGHT TO TERMINATE ITS OBLIGATIONS UNDER OR NOT TO CLOSE THE MERGER AGREEMENT AND (C) THE DETERMINATION OF WHETHER THE MERGER HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT, IN EACH CASE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. THE COMPANY, PARENT AND EACH OF THE INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY, PARENT AND EACH OF THE INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

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9.12         Survival. The representations and warranties contained herein shall survive the applicable Closing for a period of one year following the applicable Closing Date.

9.13         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

9.14         Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

9.15         Replacement of Stock Certificates. If any certificate or instrument evidencing any of the Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate or note affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement certificate or note.

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9.16         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Investor and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

9.17         Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor hereunder or any Investor enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred and the other Signing Parties shall remain liable for such payments.

9.18         Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in Securities (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly Securities), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

RCS Capital Corporation

By:	/s/ William M. Kahane
Name: William M. Kahane
Title: Chief Executive Officer

RCAP Holdings, LLC

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsh
Title: Managing Member

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LUXOR CAPITAL GROUP, LP

By:	/s/ Norris Nissim
Name: Norris Nissim
Title: General Counsel
Luxor Capital Group, LP, Investment Manager

Address: 1114 Avenue of the Americas
29th Floor
New York NY 10036
Number of Preferred Shares: 5,402,931
Preferred Purchase Price: $88,463,992.99
Purchased Common Shares Percentage: 36.86%
Amount of Notes: $44,232,000
Notes Purchase Price: $29,488,000.00

Luxor Capital Partners Offshore Master Fund, LP

By:	/s/ Norris Nissim
Name: Norris Nissim
Title: General Counsel
Luxor Capital Group, LP, Investment Manager

Address: c/o Luxor Capital Group, LP
1114 Avenue of the Americas
29th Floor
New York NY 10036
Number of Preferred Shares: 6,778,644
Preferred Purchase Price: $110,989,001.21
Purchased Common Shares Percentage: 46.2454167%
Amount of Notes: $55,494,000
Notes Purchase Price: $36,996,000.00

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Luxor Spectrum Offshore Master Fund, LP

By:	/s/ Norris Nissim
Name: Norris Nissim
Title: General Counsel
Luxor Capital Group, LP, Investment Manager

Address: c/o Luxor Capital Group, LP
1114 Avenue of the Americas
29th Floor
New York NY 10036

Number of Preferred Shares: 504,479
Preferred Purchase Price: $ 8,260,003.09
Purchased Common Shares Percentage 3.4416667%
Amount of Notes: $4,131,000
Notes Purchase Price: $2,754,000.00

Luxor Wavefront, LP

By:	/s/ Norris Nissim
Name: Norris Nissim
Title: General Counsel
Luxor Capital Group, LP, Investment Manager

Address: c/o Luxor Capital Group, LP
1114 Avenue of the Americas
29th Floor
New York NY 10036
Number of Preferred Shares: 1,427,748
Preferred Purchase Price: $23,376,994.65
Purchased Common Shares Percentage: 9.7404167%
Amount of Notes: $11,688,000
Notes Purchase Price: $7,792,000.00

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OC 19 Master Fund, L.P.-LCG

By:	/s/ Norris Nissim
Name: Norris Nissim
Title: General Counsel
Luxor Capital Group, LP, Investment Manager

Address: c/o Luxor Capital Group, LP
1114 Avenue of the Americas
29th Floor
New York NY 10036
Number of Preferred Shares: 544,178
Preferred Purchase Price: $8,910,008.06
Purchased Common Shares Percentage: 3.7125%
Amount of Notes: $4,455,000
Notes Purchase Price: $2,970,000.00

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